UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan		48033
(Address of principal executive offices)		(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, Federal-Mogul Corporation (the “Company”) appointed Rajesh K. Shah as its Senior Vice President and Chief Financial Officer, effective December 12, 2013.

Prior to joining the Company, Mr. Shah, age 62, previously served as the Executive Vice President and Chief Financial Officer of X-Rite, Incorporated, a manufacturer and marketer of products relating to color science and technology, from 2009 to 2012. Prior to joining X-Rite, Incorporated, Mr. Shah served as Executive Vice President and Chief Financial Officer of Cadence Innovation, LLC, a global manufacturer of automotive interior systems from 2007 to 2009. Prior to his service at Cadence Innovation, Mr. Shah was Executive Vice President and Chief Financial Officer of Remy International, Inc., a manufacturer of automotive and commercial products from 2002 to 2006.

In connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, the Company and Mr. Shah agreed to a two-year employment arrangement, with an optional one-year extension upon the mutual agreement of the parties. Mr. Shah will receive a $25,000 sign-on bonus and an annual base salary of $400,000 and will be eligible to participate in the Company’s annual Management Incentive Plan, with a target bonus of 70% of base salary and minimum payout of $125,000 for fiscal year 2014, in accordance with the terms of such plan. Mr. Shah also will be eligible to participate in the Company’s strategic incentive program that is based on the Company’s financial and strategic performance. The amount payable to Mr. Shah under this strategic incentive program also varies based on funding availability, performance evaluations and time of employment, with the maximum aggregate payment to Mr. Shah capped at $400,000 if Mr. Shah remains employed by the Company for at least three years. In addition, Mr. Shah will be eligible to participate in the Company’s benefit plans. In the event that Mr. Shah is terminated by the Company for reasons other than “for cause,” he would be entitled to receive a severance payment equal the lesser of (i) his base salary over the remaining two-year term of his employment agreement or (ii) six months base salary.

On December 12, 2013, the Company issued a press release announcing the appointment of Mr. Shah. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated December 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation (Registrant)
Date: December 12, 2013

	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated December 12, 2013